Exhibit 21.2
Tanger Properties Limited Partnership

List of Subsidiaries

Tanger Development Corporation

TWMB Associates, LLC

Tanger Deer Park, LLC

Deer Park Enterprise, LLC

DPE Mezz, LLC

Deer Park Warehouse, LLC

Tanger COROC, LLC

Tanger COROC II, LLC

COROC Holdings, LLC

COROC/Riviera L.L.C.

COROC/Hilton Head I L.L.C.

COROC/Hilton Head II L.L.C.

COROC/Lincoln City L.L.C.

COROC/Myrtle Beach L.L.C.

COROC/Park City L.L.C.

COROC/Rehoboth I L.L.C.

COROC/Rehoboth II L.L.C.

COROC/Rehoboth III L.L.C.

COROC/Lakes Region L.L.C.

COROC/Tilton II L.L.C.

COROC/Tuscola L.L.C.

COROC/Westbrook I L.L.C.

COROC/Westbrook II L.L.C.

COROC/Clinton CHR, LLC

COROC/Clinton WR, LLC

Tanger Devco, LLC

Tanger WD, LLC

Tanger Wisconsin Dells, LLC

Northline Indemnity, LLC

Tanger Phoenix, LLC

Tanger Scottsdale, LLC

Tanger Houston, LLC

Pembroke Acquisition Company, LLC

Tanger Hershey GP, LLC

Tanger Hershey I, LLC

Tanger Hershey II, LLC

Tanger Hershey Limited Partnership

FSH Associates LP

San Marc I, LLC

Tanger San Marc, LLC

Tanger DC, LLC

Tanger National Harbor, LLC

Galveston Outlets, LLC

Tanger Master Trust

Tanger Canada 1, LLC

1633272 Alberta ULC

Tanger AC-I, LLC

Tanger AC-II, LLC

Tanger AC-III, LLC

Atlantic City Associates, LLC

Atlantic City Associates Number Two Investors, LLC

Atlantic City Associates Number Two (S-1), LLC

Atlantic City Associates Number Three, LLC

Tanger OCF, LLC

OCF Holdings, LLC

Ocean City Factory Outlets, Inc.

Ocean City Factory Outlets I, LC

Ocean City Factory Outlets Acceptance Company, LLC

Tanger Outlets at Westgate, LLC